UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

Resolute Holdings Management, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42458	33-1246734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, Suite 5B New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

(212) 256-8405
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	RHLD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2026, Resolute Holdings Management, Inc. (“Resolute” or the “Company”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (“JPMC”) entered into a new Credit Agreement (the “Credit Agreement”) to replace the Company’s existing $5 million senior secured revolving facility under that certain Credit Agreement, dated as of February 28, 2025, by and between the Company and JPMC (the “Existing Credit Agreement”), with an upsized $30 million senior secured revolving credit facility maturing on February 20, 2031. The existing senior secured revolving facility was undrawn prior to the refinancing and no amounts were repaid.

Under the terms of the Credit Agreement, borrowings of the revolving loans shall bear interest at a fluctuating rate per annum equal to, at the Company’s option, (i) a rate equal to the highest of (a) the rate of interest last quoted by the Wall Street Journal as the prime rate in the U.S., (b) the Federal Reserve Bank of New York Rate in effect on such day plus one-half of 1%, and (c) the Term SOFR rate for a one-month interest period commencing two (2) business days prior to such day plus 1.00% (provided that in no event shall such rate be less than 0.00% per annum) in each case plus an applicable margin of 1.00%, or (ii) a Term SOFR based benchmark rate for the applicable interest period (provided that in no event shall such Term SOFR rate be less than 0.00% per annum) plus an applicable margin of 2.00%.

The revolving credit facility also has an uncommitted incremental facility equal to the greater of $10 million and 20% of EBITDA for the period of four fiscal quarters ended on or most recently prior to incurrence of the incremental facility.

The terms of the revolving credit facility impose financial covenants including a minimum revenue requirement and, beginning with the fiscal quarter ending March 31, 2026, a minimum leverage ratio which shall not be greater than 3.00 to 1.00 on the last day of any fiscal quarter.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is expected to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 regarding the termination of the Existing Credit Agreement is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Credit Agreement is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 23, 2026

RESOLUTE HOLDINGS MANAGEMENT, INC.

By:	/s/ Kurt Schoen
	Name:	Kurt Schoen
	Title:	Chief Financial Officer